EXHIBIT 12
                                U S WEST, Inc.
                      RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in Millions)

                                                                Quarter Ended
                                                           12/31/94       12/31/93
- ---------------------------------------------------       ---------      ---------
Income from continuing operations before
 income taxes                                                 $638           $394
Interest expense (net of amounts capitalized)                  119            125
Interest factor on rentals (1/3)                                26             28
                                                          ---------      ---------
Earnings                                                      $783           $547

Interest expense                                               138            125
Interest factor on rentals (1/3)                                26             28
                                                          ---------      ---------
Fixed charges                                                 $164           $153

Ratio of earnings to fixed charges                            4.77           3.58
- ---------------------------------------------------       ---------      ---------


                                                                Year to Date
                                                           12/31/94       12/31/93
- ---------------------------------------------------       ---------      ---------
Income from continuing operations before
 income taxes and extraordinary items (1)                   $2,283           $745
Interest expense (net of amounts capitalized)                  442            439
Interest factor on rentals (1/3)                                96            102
                                                          ---------      ---------

Earnings                                                    $2,821         $1,286

Interest expense                                               486            439
Interest factor on rentals (1/3)                                96            102
                                                          ---------      ---------

Fixed charges                                                 $582           $541

Ratio of earnings to fixed charges                            4.85           2.38
- ---------------------------------------------------       ---------      ---------


(1) The year end 1993 ratio includes a one-time restructuring charge of $1,000. Excluding the restructuring charge the ratio of earnings to fixed charges would have been 4.22.

EXHIBIT 12

                                U S WEST, Inc.
                      RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in Millions)


                                                                         Year Ended
                                                   1994       1993          1992          1991           1990
- --------------------------------------------    ---------   --------     ---------      ---------      ---------
Income from continuing operations                 $2,283       $745        $1,569         $1,209         $1,681
  before income taxes
Interest expense                                     442        439           453            482            459
Interest factor on rentals (1/3)                      96        102            98             90             89
                                                ---------   --------     ---------      ---------      ---------
Earnings                                          $2,821     $1,286        $2,120         $1,781         $2,229
Interest expense                                     486        439           453            482            459
Interest factor on rentals (1/3)                      96        102            98             90             89
                                                ---------   --------     ---------      ---------      ---------
Fixed charges                                       $582       $541          $551           $572           $548
Ratio of earnings to fixed charges                  4.85       2.38          3.85           3.11           4.07
- --------------------------------------------    ---------   --------     ---------      ---------      ---------

The 1993 ratio is based on earnings from continuing operations before extraordinary charges associated with the decision to discontinue accounting for the operations of the Company in accordance with SFAS No. 71 of $3,123 and the early extinguishment of debt of $77. The 1993 and 1991 ratios include restructuring charges of $1,000 and $364, respectively. Excluding the restructuring charges the 1993 and 1991 ratios of earnings to fixed charges would have been 4.22 and 3.75, respectively.

The 1992 ratio is based on earnings before the cummulative effect of change in accounting principles which reduced net income by $1,793.

EXHIBIT 12

                       U S WEST Financial Services, Inc.
                      RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in Thousands)


                                                                       Quarter Ended
                                                                12/31/94            12/31/93
- ----------------------------------------------------            ---------          ----------
Income before income taxes                                        $7,578             $65,453
Interest expense                                                   8,388              50,809
Interest factor on rentals (1/3)                                      25                 183
                                                                ---------          ----------
Earnings                                                         $15,991            $116,445
Interest expense                                                   8,388              50,809
Interest factor on rentals (1/3)                                      25                 183
                                                                ---------          ----------
Fixed charges                                                     $8,413             $50,992
Ratio of earnings to fixed charges                                  1.90                2.28
- ----------------------------------------------------            ---------          ----------

                                                                        Year-to-Date
                                                                12/31/94            12/31/93
- ----------------------------------------------------            ---------          ----------
Income before income taxes                                       $12,217            $123,596
Interest expense                                                  40,816             144,980
Interest factor on rentals (1/3)                                     123                 789
                                                                ---------          ----------
Earnings                                                         $53,156            $269,365
Interest expense                                                  40,816             144,980
Interest factor on rentals (1/3)                                     123                 789
                                                                ---------          ----------
Fixed charges                                                    $40,939            $145,769
Ratio of earnings to fixed charges                                  1.30                1.85
- ----------------------------------------------------            ---------          ----------

Note: A Termination Agreement and Guarantee was entered into on June 24, 1994 between U S WEST, Inc., U S WEST Capital Corporation and
U S WEST Financial Services, Inc. (USWFS). The Agreement terminates the Support Agreement dated January 5, 1990 whereby U S WEST, Inc. agreed to provide financial support to USWFS. The Agreement provides replacement financial support in the form of a direct guarantee by U S WEST of all outstanding indebtedness of USWFS.